Pricing Supplement Dated:  July 23, 1997                      Rule 424(b)(2)
(To Prospectus dated May 8, 1996 and                          File No. 333-02831
Prospectus Supplement dated May 8, 1996)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series D--Fixed Rate
-------------------------------------------------------------------------------

Principal Amount:  25,000,000                      Interest Rate:  6.5%
Agent's Discount or Commission:  150,000           Stated Maturity Date:
Net Proceeds to Issuer:  24,850,000                  July 30, 2004
                                                   Original Issue Date:
                                                     July 28, 1997

-------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15

Redemption:
/X/   The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /   The Notes may be redeemed prior to the Stated Maturity Date.
      Initial Redemption Date:
      Initial Redemption Percentage:
      Annual Redemption Percentage Reduction:   % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
      Optional Repayment Dates:
      Repayment Price:  100%

Currency:  US Dollars
      Specified Currency:  US Dollars
          (If other than U.S. dollars, see attached)
      Minimum Denominations:
          (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:            / /  Yes  /X/  No
      Total Amount of OID:
      Yield to Maturity:
      Initial Accrual Period:

Form:    /X/  Book-Entry            / /  Certificated

Agent:   /X/  Merrill Lynch & Co.
         / /  JP Morgan Securities, Inc.
         / /  Salomon Brothers Inc
         / /  Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
         / /  Agent                 /X/ Principal

If as principal:
         /X/  The  Notes  are  being  offered  at  varying   prices  related  to
              prevailing market prices at the time of resale.
         / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.

Other Provisions:

Pricing Supplement Dated:  July 23, 1997                      Rule 424(b)(2)
(To Prospectus dated May 8, 1996 and                          File No. 333-02831
Prospectus Supplement dated May 8, 1996)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series D--Fixed Rate
-------------------------------------------------------------------------------

Principal Amount:  25,000,000                      Interest Rate:  6.5%
Agent's Discount or Commission:  150,000           Stated Maturity Date:
Net Proceeds to Issuer:  24,850,000                  July 30, 2004
                                                   Original Issue Date:
                                                     July 28, 1997

-------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15

Redemption:
/X/   The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /   The Notes may be redeemed prior to the Stated Maturity Date.
      Initial Redemption Date:
      Initial Redemption Percentage:
      Annual Redemption Percentage Reduction:   % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
      Optional Repayment Dates:
      Repayment Price:  100%

Currency:  US Dollars
      Specified Currency:  US Dollars
          (If other than U.S. dollars, see attached)
      Minimum Denominations:
          (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:            / /  Yes  /X/  No
      Total Amount of OID:
      Yield to Maturity:
      Initial Accrual Period:

Form:    /X/  Book-Entry            / /  Certificated

Agent:   / /  Merrill Lynch & Co.
         /X/  JP Morgan Securities, Inc.
         / /  Salomon Brothers Inc
         / /  Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
         / /  Agent                 /X/ Principal

If as principal:
         /X/  The  Notes  are  being  offered  at  varying   prices  related  to
              prevailing market prices at the time of resale.
         / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.

Other Provisions:

Pricing Supplement Dated:  July 23, 1997                      Rule 424(b)(2)
(To Prospectus dated May 8, 1996 and                          File No. 333-02831
Prospectus Supplement dated May 8, 1996)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series D--Fixed Rate
-------------------------------------------------------------------------------

Principal Amount:  31,500,000                      Interest Rate:  6.5%
Agent's Discount or Commission:  189,000           Stated Maturity Date:
Net Proceeds to Issuer:  31,311,000                  July 30, 2004
                                                   Original Issue Date:
                                                     July 28, 1997

-------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15

Redemption:
/X/   The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /   The Notes may be redeemed prior to the Stated Maturity Date.
      Initial Redemption Date:
      Initial Redemption Percentage:
      Annual Redemption Percentage Reduction:   % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
      Optional Repayment Dates:
      Repayment Price:  100%

Currency:  US Dollars
      Specified Currency:  US Dollars
          (If other than U.S. dollars, see attached)
      Minimum Denominations:
          (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:            / /  Yes  /X/  No
      Total Amount of OID:
      Yield to Maturity:
      Initial Accrual Period:

Form:    /X/  Book-Entry            / /  Certificated

Agent:   / /  Merrill Lynch & Co.
         / /  JP Morgan Securities, Inc.
         /X/  Salomon Brothers Inc
         / /  Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
         / /  Agent                 /X/ Principal

If as principal:
         /X/  The  Notes  are  being  offered  at  varying   prices  related  to
              prevailing market prices at the time of resale.
         / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.

Other Provisions:

Pricing Supplement Dated:  July 23, 1997                      Rule 424(b)(2)
(To Prospectus dated May 8, 1996 and                          File No. 333-02831
Prospectus Supplement dated May 8, 1996)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series D--Fixed Rate
-------------------------------------------------------------------------------

Principal Amount:  68,500,000                      Interest Rate:  6.5%
Agent's Discount or Commission:  411,000           Stated Maturity Date:
Net Proceeds to Issuer:  68,089,000                  July 30, 2004
                                                   Original Issue Date:
                                                     July 28, 1997

-------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15

Redemption:
/X/   The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /   The Notes may be redeemed prior to the Stated Maturity Date.
      Initial Redemption Date:
      Initial Redemption Percentage:
      Annual Redemption Percentage Reduction:   % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
      Optional Repayment Dates:
      Repayment Price:  100%

Currency:  US Dollars
      Specified Currency:  US Dollars
          (If other than U.S. dollars, see attached)
      Minimum Denominations:
          (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:            / /  Yes  /X/  No
      Total Amount of OID:
      Yield to Maturity:
      Initial Accrual Period:

Form:    /X/  Book-Entry            / /  Certificated

Agent:   / /  Merrill Lynch & Co.
         / /  JP Morgan Securities, Inc.
         / /  Salomon Brothers Inc
         /X/  Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
         / /  Agent                 /X/ Principal

If as principal:
         /X/  The  Notes  are  being  offered  at  varying   prices  related  to
              prevailing market prices at the time of resale.
         / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.

Other Provisions: